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                                                                       Exhibit 5

                                             February 10, 1994


Zenith Electronics Corporation
1000 Milwaukee Avenue
Glenview, Illinois  60025

          Re:  2,000,000 Shares of Common Stock,
               $1.00 par value per share, and
               Associated Stock Purchase Rights

Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") filed by Zenith Electronics Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,000,000 shares of Common Stock, $1.00 par value per share (the "New Shares"), of the Company and associated Common Stock Purchase Rights (the "Rights").

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the New Shares and the Rights and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The New Shares will be legally issued, fully paid and non-assessable and the associated Rights will be validly issued, in each case when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing, or a duly authorized officer of the Company shall have authorized, the issuance and sale of the New Shares as contemplated by the Registration Statement; and (iii) certificates representing the New Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to myself included in or made a part of the Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required by
Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.

                                             Very truly yours,



                                             /s/ John Borst, Jr.
                                             Vice President and
                                             General Counsel